Exhibit 99.1

PMV Consumer Acquisition Corp. Completes the Redemption of the Class A Common Stock Issued in its IPO

Palm Beach, FL, Dec. 27, 2022 (GLOBE NEWSWIRE) -- PMV Consumer Acquisition Corp. (OTC Pink: PMVC) (“PMV” or the “Company”) announced today the completion of the redemption of its outstanding shares of Class A Common Stock subject to redemption, totaling 2,046,609 shares issued in its IPO (“Class A IPO Shares”), in accordance with the provisions of its charter.

Holders representing a total of 2,042,409 shares of the Class A IPO Shares called for redemption elected to receive a pro rata share of the cash, including the interest earned thereon net of interest that may be used by the Company to pay its taxes payable (and not any stock), held in the Company’s IPO Trust Account. The $10.10 per share pro rata amount was calculated by dividing the number of Class A IPO Shares redeemed from each such holder by the total number of outstanding Class A IPO Shares.

Holders representing a total of 4,200 shares of the Class A IPO Shares called for redemption elected to receive Class C Common Stock issued on a one-for-one basis for the number of Class A IPO Shares redeemed from each such holder, plus each such holder’s pro rata share of the 200,000 shares of Class C Common Stock held in the IPO Trust Account. The pro rata share of the Class C Common Stock held in the IPO Trust Account was calculated by dividing the number of Class A IPO Shares redeemed from each such holder by the total number of Class A IPO Shares redeemed from all holders of Class A IPO Shares that elected to receive stock. The amount of cash that would otherwise have been paid to holders who redeemed for cash (totaling approximately $42,424) will be released from the IPO Trust Account and transferred to the Company.

The IPO Trust Account will be terminated following the release of the cash and stock to holders of Class A IPO Shares in complete liquidation of the assets held in trust.

The 3,000,000 shares of Class A Common Stock owned by PMV Consumer Acquisition Holding Company, LLC, the Company’s Sponsor, were not redeemed and were expressly excluded from participating in, and were not otherwise entitled to, any of the cash and stock held in the IPO Trust Account.

The Class A IPO Shares redeemed are no longer deemed to be outstanding and all rights of the holders thereof as stockholders of the Company with respect to the Class A IPO Shares so redeemed have ceased. Further, in accordance with the Company’s charter, the provisions of paragraphs A though I of Article Sixth thereof, including with respect to any business combination and the IPO Trust Account, are deemed extinguished and are of no further legal force and effect.

The Class C Common Stock received by holders who elected to receive stock has not been listed on a securities exchange. The portion of such shares transferred from the IPO Trust Account have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any State securities laws, and such shares or any interest therein may not be offered, sold, transferred, pledged or otherwise disposed of except pursuant to an effective registration statement under the Securities Act or such laws, or an exemption from registration under the Securities Act and such laws which, in the opinion of counsel for the Company, is available. Therefore, it is unlikely that a trading market for any such Class C Common Stock will develop, and the value of any such shares is expected to be highly uncertain.

Following the redemption, the Company has outstanding 3,000,000 shares of Class A Common Stock, 1,175,000 shares of Class B Common Stock, 204,200 shares of Class C Common Stock, 8,750,000 public warrants and 6,150,000 private placement warrants, as well as approximately $1,149,156 of cash on hand. The Class A Common Stock, Class B Common Stock and Class C Common Stock vote together as a class on matters other than the election of directors (for which Class B Common Stock has exclusive voting power); as a result, the Sponsor’s shares represent approximately 95% of the voting power associated with all classes of common stock voting on such matters.

The Company expects to file a Form 15 with the U.S. Securities and Exchange Commission to suspend or terminate its filing obligations under the Securities Exchange Act of 1934, as amended. The Company thereafter expects to continue to pursue a wide range of business opportunities operating as a shell company with its Class A Common Stock (OTC Pink: PMVC) and Warrants (OTC Pink: PMVC.WS) remaining available for quotation on the OTC Pink market. In furtherance of any such potential business opportunities, the Company may seek to pursue a variety of capital raising initiatives.

About PMV Consumer Acquisition Corp.

PMV Consumer Acquisition Corp. is a shell company initially organized for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or other similar business combination with one or more businesses or entities. The Company’s efforts to identify a business opportunity will not be limited to any particular industry or geographic region, although the Company initially intends to focus on business opportunities in the consumer industry.

Forward-Looking Statements

This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. All forecasts, projections, future plans or other statements, other than statements of historical fact, are forward-looking statements and include words or phrases such as “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” believe,” “would” and words and phrases of similar import. The forward looking statements in this press release are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, and involve substantial risks and uncertainties. We can give no assurance that such expectations will prove to be correct. Actual results could differ materially as a result of a variety of risks and uncertainties, many of which are outside the control of the Company.

Contact:

Timothy J. Foufas

Co-President and Secretary

Telephone: (561) 318-3766

For further information, visit:

www.pmv-consumer.com